Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the Annual Report of New Century Equity Holdings Corp. (the “Company”) on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof, I, Parris H. Holmes, Jr., Chief Executive Officer and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)      The Form 10-K report for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 25, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Form 10-K report for the year ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of New Century Equity Holdings Corp.

By:	/s/ PARRIS H. HOLMES, JR.	Date: March 25, 2003

Parris H. Holmes, Jr. Chairman of the Board of Directors Chief Executive Officer